EXHIBIT 10.8

Amendment to

Continental Airlines, Inc. Executive Bonus Performance Award Program

This Amendment (this "Amendment") to the Continental Airlines, Inc. Executive Bonus Performance Award Program (as amended and restated through February 20, 2002) (the "Program") is dated as of March 12, 2004 and has been adopted by the Human Resources Committee of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the "Company"), on March 12, 2004.

1. Pursuant to Section 8 of the Program (which provides for amendments to the Program), the Program is hereby amended as follows:

The first sentence of Section 7 of the Program is hereby amended by deleting the date "May 15, 2001" that appears in the second line thereof and replacing such date with the phrase "March 12, 2004 after giving effect to amendments thereto through such date".

2. The Program, as amended by this Amendment, shall apply to all Awards made under the Program on or after the date hereof and to all outstanding Awards made under the Program prior to the date hereof inasmuch as the changes to the Program effected hereby do not impair the rights of any Participant. In all other respects, the Program shall continue in full force and effect with respect to all Awards made thereunder.

3. Capitalized terms used in this Amendment without definition are defined in the Program and are used in this Amendment with the same meanings as in the Program.

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Company as of March 12, 2004.

CONTINENTAL AIRLINES, INC.

By:_/s/ Jeffery A. Smisek__________

Jeffery A. Smisek

Executive Vice President